Exhibit 23(b)


                         CONSENT OF SARA E. MOSS, ESQ.


                                                       April 29, 1998


               I hereby consent to the use of my name under the caption "Validity of Debt Securities" in the Prospectus contained in the Registration Statement on Form S-3 of Pitney Bowes Inc. The issuance of such a consent does not concede that I am an "Expert" for purposes of the Securities Act of 1933, as amended.


                                                  Very truly yours,

                                                  Sara E. Moss, Esq.